UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2009

DIONICS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-08161

Delaware	11-2166744
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

65 Rushmore Street
Westbury, New York	11590
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:    (516) 997-7474

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

In a Current Report on Form 8-K filed on October 13, 2009, Dionics, Inc. (the “Company”) reported that on October 8, 2009 it entered into a Stock Purchase Agreement (the “CML Stock Purchase Agreement”) with Central Mega Limited, a British Virgin Islands corporation (“CML”), and Bernard Kravitz (“Kravitz”).  On October 30, 2009 (the “Closing Date”), the Company completed the transactions contemplated by the CML Stock Purchase Agreement  pursuant to which, among other things, CML purchased on the Closing Date an aggregate of 13,000,000 shares of common stock of the Company at a purchase price of $0.04 per share, consisting of 11,000,000 authorized but previously unissued shares of common stock of the Company for an aggregate purchase price of $440,000 which was paid to the Company on the Closing Date, and 2,000,000 previously issued shares of common stock owned by Kravitz for an aggregate purchase price of $80,000 which was paid to Kravitz on the Closing Date (the “CML Stock Purchase”).

In connection with the CML Stock Purchase, on October 30, 2009, Kravitz, CML and the Company entered into a Put Option Agreement (the “Put Agreement”) pursuant to which Kravitz has been granted a put option (the “Put Option”) to be exercised at the sole option of Kravitz at the end of the initial  two year term of the Employment Agreement described below (or an earlier termination pursuant to the certain other terms of the Employment Agreement), to sell to CML a maximum of 1,000,000 previously issued shares of the common stock of the Company (the “Put Shares”) at a price equal to the then current market price multiplied by .80, with a minimum purchase price per share of $0.30 and a maximum purchase price per share of $0.80, provided that in the event CML does not comply with the terms and conditions of the Put Agreement, the Company shall be required to purchase the Put Shares at the same price applicable to the Put Option.

On October 30, 2009, the Company and Kravitz also executed a Termination Agreement (the “Termination Agreement”) which terminated a certain deferred compensation agreement between the Company and Kravitz, originally dated August 1, 1975 and then amended on February 9, 1982 and again on September 30, 1986 (the “Deferred Compensation Agreement”).  The Deferred Compensation Agreement provided that the Company would pay Kravitz’s widow or his estate, for a period of five years following his death, an amount per year equal to the annual salary being earned by Kravitz at the time of his death, provided that he was an employee of the Company at that time.  As a result of the Termination Agreement, the underlying Deferred Compensation Agreement is deemed void and of no further effect.

In addition, on October 30, 2009, the Company and Kravitz entered into a First Amendment to Convertible Promissory Note (the “Note Amendment”) which amended a certain convertible promissory note (the “Original Note”) payable to Kravitz dated as of May 1, 2009 in the principal amount of $225,000 which is due and payable in three years with 5% annual interest payable quarterly.  Pursuant to the Note Amendment, the Company and Kravitz agreed that the unpaid balance shall cease to accrue interest commencing as of the Closing Date of the CML Stock Purchase Agreement.  In addition, the Original Note provided that the principal shall at the option of Kravitz be convertible into shares of the Company’s common stock at a conversion price of $0.09 per share if converted on or before April 30, 2010, $0.14 per share if converted between May 1, 2010 and April 30, 2011, and $0.19 per share if converted between May 1, 2011 and April 30, 2012.  Pursuant to the Note Amendment, the Company and Kravitz agreed that the conversion price shall be $0.09 per share until the first anniversary of the Closing Date.  Thereafter, as in the Original Note, the conversion price shall be $0.14 per share if converted on or before April 30, 2011, and $0.19 per share if converted between May 1, 2011 and April 30, 2012.

On October 30, 2009, the Company entered into an employment agreement (the “Employment Agreement”) with Kravitz pursuant to which Kravitz will continue to serve as Chief Executive Officer and President of the Company.  The term of the Employment Agreement shall be two years from the Closing Date, provided that the term may be extended upon the written agreement of Kravitz and the Company.  Mr. Kravitz will receive an annual base salary of $93,600 subject to annual review for possible increase.  During the employment term, Kravitz shall be eligible to participate in any employee benefit plan and program that the Company maintains for its senior executives and he shall receive other benefits including health insurance, vacation, reimbursement of certain expenses, and provision for life insurance and continuation of long term care insurance.  The agreement also contains customary provisions for confidentiality, non-competition and indemnification. If the employment agreement is terminated due to death or disability, Kravitz or his estate will be paid his base salary and receive certain other benefits for eight weeks after death or disability.  If Kravitz’s employment is terminated for cause, salary shall cease at the date of termination.  If Kravitz terminates the agreement for Good Reason (as such term is defined in the Employment Agreement), the Company shall pay or provide to Kravitz his base salary and certain other benefits through the remainder of the employment term as if his employment had continued through the entire employment term.

Other than in respect of the aforesaid agreements and except as otherwise described in previously filed reports with the Securities and Exchange Commission with respect to the relationship between the Company and Kravitz, there is no material relationship between the Company and its affiliates and each of the parties to the aforesaid agreements.

The foregoing description of the Put Agreement, the Termination Agreement, the Note Amendment and the Employment Agreement are qualified in their entirety by the full text of such documents which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and incorporated by reference into this Item 1.01.

Item 1.02

Termination of a Material Definitive Agreement.

See Item 1.01 of this report for information on the Termination Agreement which terminated the Deferred Compensation Agreement between the Company and Kravitz.

Item 3.02

Unregistered Sales of Equity Securities.

As described in Item 3.01 of this report,  on the Closing Date, the Company completed the transactions contemplated in the CML Stock Purchase Agreement, pursuant to which, among other things, CML purchased on the Closing Date an aggregate of 13,000,000 shares of common stock of the Company at a purchase price of $0.04 per share, consisting of 11,000,000 authorized but previously unissued shares of common stock of the Company for an aggregate purchase price of $440,000 which was paid to the Company on the Closing Date, and 2,000,000 previously issued shares of common stock owned by Kravitz for an aggregate purchase price of $80,000 which was paid to Kravitz on the Closing Date.

All such shares of common stock sold by the Company were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01

Change of Control of Registrant.

As a result of the closing of the transactions contemplated by the CML Stock Purchase Agreement referred to in Item 3.01 of this report, on October 30, 2009 a change of control occurred whereby CML acquired 13,000,000 shares of common stock representing approximately 62.1% of the outstanding shares of common stock of the Company.

To the Company’s knowledge, based on representations made by the President of CML, the source of funds used by CML for the stock purchase pursuant to the CML Stock Purchase Agreement was working capital.

The CML Stock Purchase Agreement provides that on the Closing Date the number of authorized directors of the Company shall initially be set at three, and at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Company’s Board of Directors are to be elected, or whenever members of the Board are to be elected by written consent, CML has agreed that for so long as Kravitz remains an employee of the Company, CML will vote in favor of the election of Kravitz as a member of the Board of Directors.  In addition, if after the Closing Date and for so long as Kravitz remains an employee of the Company, the number of authorized directors of the Company shall be other than three, then CML has agreed that it will vote in favor of the election of Kravitz and any other persons designated by Kravitz as members of the Board, provided, however, that such persons together with Kravitz cannot represent a majority of the directors.  See Item 5.02 of this report for information on the appointment of two persons designated by CML to the Board of Directors of the Company.

Item 5.02

Departure of Directors or Certain Officer: Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the CML Stock Purchase Agreement, two persons designated by CML prior to the Closing Date shall be appointed to the Board of Directors of the Company (with CML having the absolute right to appoint a majority of the members of the Board) which appointments shall be effective immediately following expiration of the 10 day statutory notice period required in accordance with the rules promulgated under Section 14f of the

Securities Exchange Act of 1934, as amended, following filing/mailing to Company shareholders of an appropriately prepared information statement on Schedule 14f-1.  In accordance therewith, on the Closing Date, Jeff Teng and Roy Teng were appointed to the Board to be effective immediately following the conditions described above.

Jeff Teng, age 54, has been since 1993 the President and Chairman of Mewa Land Development Group, a commercial and residential real estate development company located in Beijing, China.  From 1985 to 1988, he was the Marketing Director of JIL Hemp Cotton Factory, a raw material producer for the textile companies in China, located in Northern Region of China and was its President from 1988 to 1993.  Mr. Teng received a Bachelors Degree in Management in 1985 from the Open University located in China.

Roy Teng, age 30, has been since October 2008 a Managing Director of Investing Banking at Brean Murray, Carret & Co., an investment bank based in New York (“Brean Murray”).  Mr. Teng is the Managing Director of Brean Murray’s China office.  From December 2006 through October 2008, Mr. Teng was the Managing Director at China Finance Inc, a publicly traded Closed End Fund based in New York. From August 2004 through December 2006, he was the Vice President of First Capital, and VP of Corporate Development of China Digital Communication Group. Mr. Teng received his BS in Business Management from Arizona State University in 2002, Post  Bachelor’s degree in accounting from Arizona State University in 2003 and MS in International  Finance from California International University in 2004.

Roy Teng is the son of Jeff Teng.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between either Jeff Teng and Roy Teng and any other person pursuant to which Jeff Teng or Roy Teng was selected as a director, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Jeff Teng or Roy Teng, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On the Closing Date, David M. Kaye, a director of the Company, submitted his resignation as a director of the Company, to be effective immediately following the effectiveness of Jeff Teng’s and Roy Teng’s appointment to the Board of Directors.  As a result, following the effectiveness of the foregoing, the Board of Directors shall consist of Bernard Kravitz, Jeff Teng and Roy Teng.

See Item 1.01 of this report for information on the Employment Agreement entered into with Bernard Kravitz.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1	Put Option Agreement dated as of October 30, 2009 by and among Bernard Kravitz, Central Mega Limited and Dionics, Inc.

10.2	Termination Agreement dated October 30, 2009 between Dionics, Inc. and Bernard Kravitz

10.3	First Amendment to Convertible Promissory Note dated October 30, 2009

10.4	Employment Agreement dated as of October 30, 2009 by and between Dionics, Inc. and Bernard Kravitz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONICS, INC.
(Registrant)

Dated: November 2, 2009	By:	/s/ Bernard L. Kravitz
	Name:	Bernard L. Kravitz
	Title:	President

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